Exhibit 5.1

ELVINGER, HOSS & PRUSSEN
AVOCATS A LA COUR

ANDRE ELVINGER
JEAN HOSS	2, Place Winston Churchill	Tel. (352) 44 66 440
YVES PRUSSEN	B.P. 425
JACQUES ELVINGER	L-2014 Luxembourg	Fax (352) 44 22 55
MARC ELVINGER
PHILIPPE HOSS
MARTINE ELVINGER
PIT RECKINGER
MANOU HOSS
PATRICK REUTER	THE CRONOS GROUP SA
PIERRE ELVINGER	5 rue Guillaume Kroll
GAST JUNCKER	L-1882 Luxembourg
PATRICK SANTER
JEROME WIGNY
MYRIAM PIERRAT
FRANZ FAYOT
TOINON HOSS
FRANCOIS FELTEN
Luxembourg 15 July, 2005

O/Ref.:	JH/ivi
Re :	The Cronos Group S.A.

Dear Sirs,

     We have acted as your special Luxembourg counsel in connection with the issuance of 300,000 common shares (the “Shares”) pursuant to the terms of The Cronos Group 2005 Equity Incentive Plan (the “Plan”), as more fully described in the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Registration Statement”).

     We have examined the Articles of Association of the Company. We have also examined corporate proceedings relating to the authorisation and issuance of the Shares pursuant to the terms of the Plan.

     Based on the foregoing and such further examination and inquiries as we have deemed necessary, we are of the opinion that:

     1. The Company is a corporation duly organised and validly existing under the laws of Luxembourg;

     2. The Shares have been duly authorised and, when issued in accordance with the terms of the Plan, will be validly issued and fully paid and non assessable.

     3. We hereby confirm to you that, subject to the limitations set forth thereunder, the statements of Luxembourg tax law set forth under the heading “Tax Considerations” in the Prospectus covering the Shares (which is part of the Registration Statement to which this letter is attached as an exhibit) are accurate in all material respects.

     We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement with the Securities and Exchange Commission and the reference to us under the headings “Enforceability of Civil Liabilities,” “Tax Considerations,” and “Legal Matters” in the Prospectus constituting a part of such Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

ELVINGER, HOSS & PRUSSEN

By:	/s/ Jean Hoss

Jean Hoss